Subsidiaries of the Registrant
(as of December 31, 2017)

COMPANY	%	JURISDICTION
XL Group Ltd.		Bermuda
XL Group plc.		Ireland
XLIT Ltd.		Cayman
EXEL Holdings Limited		Cayman
X.L. Property Holdings Limited		Bermuda
XL Bermuda Ltd		Bermuda
Mid Ocean Holdings Ltd.		Bermuda
XL London Market Group Ltd		UK
Dornoch Limited		UK
XL London Market Ltd- Syndicate 1209		UK
ECS Reinsurance Company Inc.		Barbados
Blitz 17-762 SE		Germany
Blitz 17-763 SE		Germany
Fundamental Insurance Investments Ltd.		Bermuda
XL Underwriting Managers Ltd.		Bermuda
New Ocean Capital Management Limited	57.5	Bermuda
New Ocean Market Value Cat Fund Ltd.***	92	Bermuda
New Ocean Focus Cat Fund Ltd.***	40	Bermuda
Vector Reinsurance Ltd.***	70	Bermuda
Inclusion Resources, Private Ltd.		Singapore
XL Re Europe SE		Ireland
XL (Brazil) Holdings Ltda		Brazil
XL Services (Bermuda) Ltd		Bermuda
XL Life Ltd		Bermuda
Reeve Court General Partner Limited		Bermuda
Reeve Court 4 Limited Partnership		Bermuda
Reeve Court 6 Limited Partnership		Bermuda
XL Gracechurch Limited		UK
XL Insurance (UK) Holdings Limited		UK
XL Insurance Argentina S.A. Compañia de Seguros	90	Argentina
XL Insurance Company SE		UK
XL Insurance Argentina S.A. Compañia de Seguros	10	Argentina
XL Insurance (China) Company Ltd	49	China
XL Seguros Brasil S.A.		Brazil
XL Catlin Services SE		UK
XL Value Offshore LLC	35	Bermuda
XL Financial Holdings (Ireland) Limited		Ireland
XL Finance (Ireland) Limited		Ireland
XL Services Canada Ltd.		Canada
X.L. America, Inc. *		Delaware
XL Financial Solutions, Inc.****		Delaware
XL Innovate Partners, LP*****	93.39	Delaware
XL Innovate Fund, LP	94.8	Delaware
Complex Risk & Insurance Associates, LLC		Delaware
Climassure, Inc.		Delaware
New Energy Risk, Inc.	85	Delaware
GPC-INS Partners, LP	99.9	Delaware
XLA Garrison L.P.		Delaware
Catlin, LLC		Delaware
Catlin Insurance Services, Inc.		Louisiana

Catlin Specialty Insurance Company		Delaware
Catlin Indemnity Company		Delaware
Catlin Insurance Company, Inc.		Texas
Catlin Underwriting Inc.		Delaware
XL Reinsurance America Inc.		New York
XL Insurance (China) Company Ltd	51	China
Greenwich Insurance Company		Delaware
Global Asset Protection Services, LLC		Connecticut
Global Asset Protection Services Company Limited		Japan
Global Asset Protection Services Consultancy (Beijing) Company Limited		China
XL Insurance America, Inc.		Delaware
XL Select Insurance Company		Delaware
XL Insurance Company of New York, Inc.		New York
XL Group Investments LLC		Delaware
XL Group Investments Ltd		Bermuda
XL Specialty Insurance Company		Delaware
Indian Harbor Insurance Company		Delaware
Global Ag Insurance Services, LLC		California
XL Value Onshore LLC		Delaware
Catlin CCC Holdings LLC		Delaware
Allied International Holding Inc.		Florida
Short Term Special Events, Inc.		Florida
T.H.E Insurance Company		Louisiana
Allied Specialty Insurance, Inc.		Florida
Allied Specialty Insurance Agency of Canada, Ltd		Canada
XL Global, Inc.		Delaware
XL Innovate, LLC		Delaware
X.L. Global Services, Inc.		Delaware
Eagleview Insurance Brokerage Services, LLC		Delaware
XL Investments Ltd		Bermuda
XL Capital Products Ltd		Bermuda
Angel Risk Management Limited		UK
XL Insurance Guernsey Limited		Guernsey
Garrison Investments Inc. **		Barbados
XL (WESTERN EUROPE) S.a.r.l.		Luxembourg
XL Swiss Holdings Ltd		Switzerland
XL Re Latin America (Argentina SA)	20	Argentina
XL Insurance Switzerland Ltd		Switzerland
XL Services Switzerland Ltd		Switzerland
XL India Business Services Private Limited		India
XL Seguros Mexico SA de CV		Mexico
Green Holdings Limited		Bermuda
Catlin Managers Ltd.		Bermuda
Catlin PPV Fund Ltd.		Bermuda
Hubble Re Ltd.		Bermuda
Catlin Insurance Company Ltd.		Bermuda
XL Catlin Middle East		Dubai
Catlin Treasury Guernsey Limited		Guernsey
Catlin Labuan Limited		Malaysia
Catlin Singapore Pte Ltd.		Singapore
Catlin Finance (UK) Ltd.		UK
Catlin USD Holdings Ltd.		Bermuda
Catlin Insurance Company (UK) Holdings Ltd.		UK
Catlin Insurance Company (UK) Ltd.		UK

Catlin Treasury Luxembourg S.a.r.l.		Luxembourg
Catlin Insurance Company (UK) Ltd - Escritorio de Representacao no Brazil Ltda		Brazil
Catlin US Investment Holdings LLC	45	Delaware
Catlin Luxembourg S.a.r.l.		Luxembourg
Catlin Re Switzerland Ltd./Catlin Re Schweiz AG		Switzerland
XL Latin America Investments Ltd		Bermuda
XL Resseguros Brasil S.A.		Brazil
XL Re Latin America (Argentina SA)	80	Argentina
Catlin Re Switzerland Ltd Escritório de Representação no Brasil Ltda		Brazil
Catlin US Investment Holdings LLC	40	Delaware
XL Value Offshore LLC	25	Bermuda
Catlin (WUPLC) Holdings Limited		Bermuda
Catlin Underwriting	99.9	UK
Catlin (CHUKL) Holdings Limited		Bermuda
Catlin Underwriting	0.1	UK
Catlin (North American) Holdings Ltd.		UK
Catlin Investment Holdings (Jersey) Limited		Jersey
Catlin Investment (UK) Limited		UK
Catlin (PUL) Limited		UK
Catlin Beta Limited		UK
Catlin Gamma Limited		UK
Catlin (One) Limited		UK
Catlin Underwriting (UK) Limited		UK
Catlin Risk Solutions Limited		UK
Catlin Underwriting Services Limited		UK
Catlin (Wellington) Underwriting Agencies Limited		UK
Catlin Syndicate Limited		UK
Catlin Holdings (UK) Limited		UK
Catlin Holdings Limited		UK
Catlin Canada Inc.		Canada
XL Catlin Japan KK		Japan
Catlin Underwriting Agencies Limited		UK
Catlin US Investment Holdings LLC	15	Delaware
Z Capital N-2L, L.L.C.		Delaware
Z Capital CUAL CO INVEST., L.L.C.		Delaware
Z Capital HG-C, L.L.C.		Delaware
CATGS I, L.L.C.	50	US
CUA-CVIII Holdings LLC		US
C-1001 State Co-Investor, LLC		Delaware
C-140W Co-Investor LLC		Delaware
XL Value Offshore LLC	40	Bermuda
Catlin Guernsey Limited		Guernsey
Catlin Australia Pty Limited		Australia
Catlin (BB) Limited		UK
Catlin Hong Kong Ltd Limited		Hong Kong
Catlin Angel Strategic Holdings Limited		UK
Catlin Syndicate 6112 Limited (UK)		UK
Catlin Syndicate 6121 Limited		UK
Brooklyn IT Pty Limited		Australia
Brooklyn Underwriting Pty Limited		Australia

(*) - General Partner of XLA Garrison L.P.
(**) - Limited Partner of XLA Garrison L.P.
(***) - Preferred Share Ownership

(****) - General Partner of XL Innovate Partners, LP and limited Partner of XL Innovate Fund, LP
(*****) - General Partner of XL Innovate Fund, LP